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                                                                   Exhibit 99(1)


                                    CONSENT



I, William Pate, hereby consent to serve as a director on the Board of Directors of CNA Surety Corporation, effective following the effectiveness of the Offering, as such term is defined in the Registration Statement of CNA Surety Corporation on Form S-1.


Dates as of June 3, 1998.




                                             /s/ William Pate
                                             ---------------------------------
                                              William Pate